SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 April 30, 2001
                                (Date of report)


                               CIRUS TELECOM, INC.
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                       0-28163                    98-0212763
(State of Incorporation)       (Commission File Number)        (IRS Employer ID)



                                43-06 Main Street
                            Flushing, New York 11355
                    (Address of Principal Executive Offices)



                                 (718) 886-5247
              (Registrant's telephone number, including area code)



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ITEM 4.  Changes in Registrant's Certifying Accountant

         On April 25, 2001, Cirus Telecom, Inc. (the "Company"), notified Friedman, Alpren & Green LLP, its independent public accountants, that the Company was terminating its services, effective as of that date. The Company's Board of Directors approved such decision.

             During the two most recent fiscal years and the subsequent interim period preceding April 25, 2001, Friedman Alpren & Green LLP never issued a report on the financial statements of the Company which contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the two most recent fiscal years and the subsequent interim period preceding April 25, 2001, there were no disagreements with Friedman Alpren & Green LLP within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman Alpren & Green LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.

         On April 25, 2001, the Company engaged Massella, Tomaro & Co., LLP, as its independent public accountants. The Company did not previously consult with Massella, Tomaro & Co., LLP regarding any matter, including but not limited to:


         - the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or
         - any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).


ITEM 7.  Exhibits


         1. Letter from Friedman Alpren & Green LLP, regarding the change of certifying accountant.






                         [remainder intentionally blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             CIRUS TELECOM, INC.



                                             By: /s/ AMAR BAHADOORSINGH
                                                -----------------------
                                                     Amar Bahadoorsingh,
                                                     President and
                                                     Chief Executive Officer


         Dated:   April 30, 2001